Q3’21 Earnings Presentation NOVEMBER 11, 2021 Exhibit 99.2

Disclaimer FORWARD-LOOKING STATEMENTS This Presentation may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to BurgerFi International, Inc.’s (“BurgerFi or the “Company”) estimates of its future business outlook, prospects or financial results, its acquisition of Anthony’s and the impact of the acquisition on BurgerFi’s growth and profitability, including those regarding our ongoing strategic partnership with L Catterton, confidence in our management teams leading the brands as we begin the integration process, take advantage of strategic synergies and execute on the combined company strategy. Forward-looking statements generally can be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will be," "will continue," "will likely result," and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 and those discussed in other documents we file with the Securities and Exchange Commission. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. NON-GAAP FINANCIAL MEASURES For discussion and reconciliation of non-GAAP financial measures, see appendix of this presentation. 2 2

3 Award-winning, fast casual “better burger” concept, delivering a delicious, all-natural burger experience conveniently available through our digital platforms or in our cool, modern, eco-friendly restaurants served by our passionate team members. 3 3

Third Quarter 2021 Financial Results & Recent Highlights 4

Q3 2021 Financial Summary Total revenue increased 25% to $11.1 million vs. $8.9 million in Q3’20 Systemwide sales1 increased 25% to $41.4 million vs. $33.2 million in Q3’20 Same store sales increased +7% for corporate locations, +9% for franchised locations Net loss attributable to common shareholders was $(5.0) million vs. net loss attributable to controlling interests of $(0.8) million in Q3’20 Adjusted EBITDA2 was $0.2 million vs. $(32) thousand in Q3’20 $28.3 million in cash at September 30, 2021 5 See appendix for key metrics definitions. See appendix for reconciliation and definition of non-GAAP financial measures. 5

Q3 2021 Key Metrics1 6 See appendix for key metrics definitions. 6

Growth Strategy 7 7

Strategically Positioned “Better Burger” Concept 8 ALL NATURAL, CHEF-CREATED BEEF & PLANT-BASED ITEMS COMMITMENT TO SUSTAINABILITY EXPANDING REACH THROUGH GHOST KITCHENS & DRIVE THROUGHS DIGITAL ORDERING AND LOYALTY PLATFORMS 8

DEVELOPMENT STRATEGY: Company-Owned & Franchise Restaurants Leveraging dominant position as the premier “better burger” chain in Florida Focusing growth up Eastern seaboard to other important markets in Southeast, Mid-Atlantic and Northeast Expanding with 2-3 company-owned restaurants in key “cluster cities” like Tampa, Jacksonville, Atlanta & Nashville, along with current and future franchisee growth, to: Pool marketing and ad spend for maximum impact Provide operational training support Seeking franchise multi-unit deals in adjacent Southeast markets and opportunistic deals in other U.S. regions Pursuing additional international franchises as countries open borders, including Saudi Arabia later this year 9

DEVELOPMENT STRATEGY: Ghost Kitchens/Institutional Opportunities Accelerate growth of ghost kitchens with multiple partners Opened 15 new Ghost Kitchens in 2021 to existing footprint in key growth markets with Reef Kitchens and Epic Kitchens in Chicago Continue to grow in airports with multiple institutional players like Aramark, HMS Host, SSP, Delaware North, Master ConcessionAir, etc. Explore other non-traditional options like: College campuses Train stations Motorways Sports venues 10 10

2021 Outlook 11 BurgerFi remains optimistic about its short-term and long-term prospects and is providing the following limited modeling assumptions for 20211: Plans to open approximately 18 new restaurants in 2021 Capital expenditures are planned to be approximately $13 million for 2021, primarily to support company store development These projections do not consider the potential impact from a Covid resurgence 11

BurgerFi Purchases Anthony’s Coal Fired Pizza & Wings On November 3, 2021, BurgerFi closed the acquisition of Anthony’s Coal Fired Pizza & Wings (“Anthony’s”) from L Catterton Purchased 61 premium casual dining restaurants operating under the name, Anthony’s Coal Fired Pizza & Wings Nearly half of the Anthony’s chain is located in Florida, which provides synergies and leverages BurgerFi’s infrastructure Total purchase price of $156.6 million L Catterton is now one of the Company’s largest shareholders Andrew Taub (Managing Partner at L Catterton) has joined BurgerFi’s board 12 12

# of Restaurants acquired on Nov 3, 2021 AUV’s and restaurant level operating margins are representative of pre-COVID-19 levels Unit-Level Operating Margin is based on ACFP’s sales and unit-level operating margin performance metrics pre-COVID-19. No predictions or assurances are being made as to when or if the metrics experienced before COVID-19 will be realized as it relates to Average Unit Volumes and unit-level operating margin Anthony’s Purchase Price Rationale Total consideration of $156.6 million implies approximately 1x Pre-COVID-19 Revenue Purchase Multiple 13

Post-Transaction Debt Structure $71.3 million of acquired debt following the acquisition Fixed interest rate of 4.75% on approx. $61.1 million of Bank debt $10.2 million of other notes payable bears no interest Bank debt matures in June of 2024 14 . 14

Appendix 15 15

Adjusted EBITDA Reconciliation & Key Metrics Definitions Adjusted EBITDA Reconciliation To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the measure Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of our business. There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant financial measures in accordance with GAAP. For more information on this non-GAAP financial measures, please see the tables captioned Reconciliation of Net Loss to Adjusted EBITDA included on slide 17. Key Metrics Definitions “Systemwide Restaurant Sales” is presented as informational data in order to understand the aggregation of, franchised stores sales, ghost kitchen and corporate-owned stores sales performance. Systemwide restaurant sales growth refers to the percentage change in sales at all franchise restaurants, ghost kitchens and corporate-owned restaurants in one period from the same period in the prior year. Systemwide restaurant same store sales growth refers to the percentage change in sales at all franchise restaurants, ghost kitchens, and corporate-owned restaurants once the restaurant has been in operation after 14 months. See definition below for same store sales. “Corporate-Owned Restaurant Sales” represent the sales generated by corporate-owned restaurants. Corporate-owned restaurant sales growth refers to the percentage change is sales at all corporate-owned restaurants in one period from the same period in the prior year. Corporate-owned restaurant same stores sales growth refers to the percentage change in sales at all corporate-owned restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing corporate restaurants. “Franchise Restaurant Sales” represent the sales generated by franchisee-owned restaurants. Franchise restaurant sales growth refers to the percentage change in sales at all franchise restaurants in one period from the same period in the prior year. Franchise same-store sales growth refers to the percentage change in sales at all franchise restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing franchise restaurants. “Same Store Sales” is used to evaluate the performance of our store base, which excludes the impact of new stores and closed stores, in both periods under comparison. We include a restaurant in the calculation of same store sales once it has been in operation after 14 months. A restaurant which is temporarily closed (including as a result of the Covid-19 pandemic), is included in the same store sales computation. A restaurant which is closed permanently, such as upon termination of the lease, or other permanent closure, is immediately removed from the same store sales computation. Our calculation of same store sales may not be comparable to others in the industry. “Digital Channel Systemwide Sales” is used to measure performance of our digital platform and partnerships with third party delivery partners. We believe our digital platform capabilities are a vital element to continuing to serve our customers and will continue to be a differentiator for BurgerFi as compared to some of our competitors. Digital channel systemwide sales refer to sales generated through the use of digital platforms across all our franchise and corporate-owned restaurants. Digital channel sales growth refers to the percentage change in sales through our digital platforms in one period from the same period in the prior year for all franchise and corporate-owned restaurants. Digital channel orders and digital channel orders as percentages of systemwide sales are indicative of the number of orders placed through our digital platforms and the percentage of those digital orders when compared to total number of orders at all our franchise and corporate restaurants. “Adjusted EBITDA,” a non-GAAP measure, is defined as net (loss) income attributable to common shareholders and controlling interests before interest, income taxes, depreciation and amortization, merger and acquisition related costs, preopening costs, share-based compensation expense, gains and losses on change in value of warrant liabilities, Paycheck Protection Program loan gain, certain legal matters, and may include certain other non-recurring items, such as store closure costs and loss on disposal of property and equipment.. 16 16

Adjusted EBITDA Reconciliation 17 The following table sets forth a reconciliation of net loss to adjusted EBITDA: BurgerFi International Inc., and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Non-GAAP) (Unaudited) 17

Contact Us Investor Relations Contact Lynne Collier 646-430-2216 IR-BFI@icrinc.com

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